Exhibit 10.28
                                                                         Summary
                                                                     Translation
                                                                     -----------


Guaranty Contract signed by and between Shenzhen BAK Battery Co., Ltd. (the "Company") and Longgang Branch, Shenzhen Development Bank (the "Development Bank") dated as of December 18, 2003
>>   Contract number: Shenfa Longgang bao zi No.200312057.
>> As guarantor, the Company undertakes to assume joint and several responsibilities to secure the performance of the loan agreement (principal contract) signed by and between Shenzhen KuiYongZhenDa Development Co.Ltd which include the loan principal, interest, penalty interest, expenses for the Lender to realize its creditor's rights, and maximum secured amount for the loan principal is RMB10 million.
>> Guaranty period: Guaranty Contract starts from the signing date of this Guaranty Contract and ends in two years time from expiry of the principal contract.

Terms that have been omitted: indebtedness to be secured and maximum amount; commitment of the guarantor; liability; dispute settlement; miscellaneous; effectiveness; validity; and attention.